SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 7, 2004

TEXAS INSTRUMENTS INCORPORATED

(Exact name of Registrant as specified in charter)

DELAWARE	001-03761	750289970
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

12500 TI BOULEVARD

P.O. BOX 660199

DALLAS, TEXAS 75266-0199

(Address of principal executive offices)

Registrant’s telephone number, including area code: (972) 995-3773

ITEM 7. Exhibits

Designation of Exhibit in this Report	Description of Exhibit

99	Registrant’s News Release Dated June 7, 2004 (furnished pursuant to Item 12)

ITEM 12. Results of Operations and Financial Condition

The Registrant’s news release dated June 7, 2004, regarding the Registrant’s outlook for the second quarter of 2004 attached hereto as Exhibit 99 is incorporated by reference herein.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this report on Form 8-K are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements.

We urge you to carefully consider the following important factors that could cause actual results to differ materially from the expectations of the company or its management:

•	Market demand for semiconductors, particularly for digital signal processors and analog chips in key markets such as telecommunications and computers;

•	TI’s ability to maintain or improve profit margins, including its ability to utilize its manufacturing facilities at sufficient levels to cover its fixed operating costs, in an intensely competitive and cyclical industry;

•	TI’s ability to develop, manufacture and market innovative products in a rapidly changing technological environment;

•	TI’s ability to compete in products and prices in an intensely competitive industry;

•	TI’s ability to maintain and enforce a strong intellectual property portfolio and obtain needed licenses from third parties;

•	Consolidation of TI’s patent licensees and market conditions reducing royalty payments to TI;

•	Timely completion and successful integration of announced acquisitions;

•	Economic, social and political conditions in the countries in which TI, its customers or its suppliers operate, including security risks, health conditions, possible disruptions in transportation networks and fluctuations in foreign currency exchange rates;

•	Losses or curtailments of purchases from key customers or the timing of customer inventory adjustments;

•	Availability of raw materials and critical manufacturing equipment;

•	TI’s ability to recruit and retain skilled personnel;

•	Fluctuations in the market value of TI’s investments and in interest rates; and

•	Timely implementation of new manufacturing technologies, installation of manufacturing equipment and the ability to obtain needed third-party foundry and assembly/test subcontract services.

For a more detailed discussion of these and other factors, see the text under the heading “Cautionary Statements Regarding Future Results of Operations” in Item 1 of TI’s most recent Form 10-K. The forward-looking statements included in this Form 8-K are made only as of the date of this Form 8-K and TI undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS INSTRUMENTS INCORPORATED

Date: June 7, 2004	By:	/s/ KEVIN P. MARCH
Kevin P. March Senior Vice President and Chief Financial Officer